Exhibit 99.2 July 10, 2019

This presentation contains forward-looking statements, including, but not limited to, anticipated net earnings per diluted share, and operating margin. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization, including a permanent Chief Executive Officer; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements. 2

To be the trusted expert for the home and heart-felt life events. 3

Critical Work of the Board of Directors 5 Key Near-Term Priorities 6 Q1 2019 Financial Results Summary 7 FY 2019 Financial Outlook 9 Non-GAAP Reconciliation 11 4

• Complete a Deep Review of the Business o Prioritize and drive forward the most meaningful initiatives to improve performance • Formed Business Transformation and Strategy Review Committee o Review and evaluate the ongoing business transformation o Make recommendations on how to accelerate the Company’s evolution • CEO Search o Robust process underway supported by a leading executive search firm o Seeking a leader with a multi-faceted skill set 5

1. Stabilizing and driving top-line growth 2. Resetting the cost structure 3. Reviewing and optimizing the Company’s asset base, including our portfolio of retail banners 4. Refining our organization structure 6

• Net loss per diluted share of ($2.91), including an unfavorable impact of approximately $3.03 per diluted share related to a non-cash impairment of goodwill and other intangible assets, as well as severance and shareholder activity costs incurred during the quarter • Adjusted net earnings per diluted share of $0.12, excluding the goodwill and other impairments, severance and shareholder activity costs, at the high-end of our guidance range of between $0.07 and $0.12 • Net sales declined ~6.6%, slightly below our guidance of ~$2.6 billion • Comp sales declined ~6.6%, including a high-single digit % decline in store comps, partially offset by slight growth in our customer-facing digital channels • Retail inventories at the end of Q1 2019 were reduced by ~$124 million (~5%) vs Q1 2018 • Cash and investments balance increased ~9% vs Q1 2018 to ~$923 million 7

Three Months Ended Adjusted (a) Adjusted (b) June 1, 2019 % of Sales June 2, 2018 % of Sales Change Comp Sales % (6.6) (0.6) Net Sales $2,573 100.0 $2,754 100.0 Gross Profit 887 34.5 965 35.0 (0.5) (c) SG&A Expenses 846 32.9 874 31.7 (1.2) (d) Operating Profit 41 1.6 91 3.3 (1.7) Net Earnings 15 0.6 51 1.9 (1.3) EPS - Diluted $0.12 $0.38 WAS - Diluted 128 137 a) Excludes goodwill and other impairments (non-cash), severance and shareholder activity costs. b) Excludes severance costs. c) As a percentage of net sales, primarily due to a decrease in merchandise margin, partially offset by decreases in coupon expense and net direct-to-customer shipping expense. d) As a percentage of net sales, primarily due to increases in technology-related expenses, including depreciation and occupancy expenses. 8

Current 2019 Full Year Guidance* (excludes goodwill and other impairments, severance and shareholder activity costs) Guidance Considerations $11.4 - $11.7 bn • Executing on key near-term priorities Consolidated Net Sales (lower end of range) • The work to be done in our transformation $2.11 - $2.20 • Continuing challenges in the broader retail Diluted EPS (lower end of range) environment Capital Expenditures $350 - $375 mm* * The Company will continue to evaluate its capital projects for the year. 9

Appendix 10

Three Months Ended June 1, 2019 June 2, 2018 Reconciliation of Adjusted Net Earnings Reported net (loss) earnings $ (371,085) $ 43,576 Pre-tax Adjustments: Goodwill and other impairments (a) 401,267 - Severance costs 38,662 9,333 Shareholder activity costs 8,000 - Total pre-tax adjustments 447,929 9,333 Tax impact of adjustments (61,387) (1,618) Total adjustments, after tax 386,542 7,715 Adjusted net income $ 15,457 $ 51,291 Reconciliation of Adjusted Net Earnings per Diluted Share Reported net (loss) earnings per diluted share $ (2.91) $ 0.32 Goodwill and other impairments, severance and shareholder activity costs 3.03 0.06 Adjusted earnings per diluted share $ 0.12 $ 0.38 a) Goodwill and other impairments include: (1) goodwill and tradename impairments related to the North American Retail reporting unit; and (2) tradename impairments related to the Institutional Sales reporting unit. 11